UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2013

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Executive Officer Annual Base Salary Increase

On July 23, 2013, the Board of Directors authorized an increase in the annual base salary of Stephen J. Luczo, our Chief Executive Officer, from $1,050,000 to $1,200,000, and the Compensation Committee authorized an increase in the annual base salary of Patrick J. O’Malley, our Chief Financial Officer, from $549,037 to $565,000, and William D. Mosley, our Executive Vice President, Operations, from $524,035 to $600,000.  The increases will be effective as of September 23, 2013.

Item 7.01 Regulation FD Disclosure.

On July 22, 2013, the Court of Appeals of the State of Minnesota (“Court of Appeals”) issued its decision that a binding arbitration award in favor of Seagate Technology LLC (“Seagate”) must be confirmed.  In the binding arbitration award, issued on January 23, 2012, the arbitrator determined that Western Digital Corporation (“Western Digital”) and its former employee had misappropriated Seagate trade secrets.  The arbitrator awarded Seagate $525,000,000 in compensatory damages and, after adding interest, issued a final award of $630,431,501.  The award continues to accrue interest at 10%.  On October 12, 2012, the Hennepin County District Court of Minnesota (“district court”) issued an order vacating in part and confirming in part the final arbitration award and ordered that the matter be set for rehearing in front of a new arbitrator.  In its July 22, 2013 decision, the Court of Appeals reversed the district court’s order and remanded for entry of an order and judgment confirming the arbitration award.  Seagate is pleased with the decision of the Court of Appeals and believes the decision is correct.  Western Digital has indicated that it will file a petition for review with the Minnesota Supreme Court.  Seagate will oppose that petition, and will continue to defend the binding arbitration award against any further challenges by Western Digital.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending September 27, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this Current Report and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to; the uncertainty in global economic conditions as consumers and businesses may defer purchases in response to tighter credit and financial news, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this Current Report  is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 8, 2012, the “Risk Factor” section of which is incorporated into this Current Report by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ KENNETH M. MASSARONI
	Name:	Kenneth M. Massaroni
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: July 24, 2013

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